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                                                                    EXHIBIT 99.1

[CRYO-CELL LETTERHEAD]

For Immediate Release                  Contact: Jill Taymans
                                                727-723-0333
                                                727-723-0444 (Fax)
                                                investor.relations@cryo-cell.com

               CRYO-CELL ANNOUNCES INTERIM CHIEF EXECUTIVE OFFICER
    AND PRESIDENT & CHIEF OPERATING OFFICER TO LEAD STRATEGIC TRANSFORMATION

   COMPANY ANNOUNCES THAT IT WILL REQUEST EXTENSION FOR FIRST QUARTER 10-QSB
      FILING AND ASSESSES CERTAIN REVENUE RECOGNITION ACCOUNTING POLICIES

Clearwater, FL - April 15, 2003 (NASDAQ-CCEL) - CRYO-CELL International, Inc. announced today certain management additions. The Company also announced that it has requested an extension for the filing of its results for the quarter ended February 28, 2003, because it is reviewing certain revenue recognition policies.

The Company announced that Mercedes Walton, Chairman of the Board of Directors, will assume additional responsibilities on an interim basis as Chairman and Chief Executive Officer. This appointment will provide sufficient time for the Board's Search Committee to identify a replacement for John Hargiss, former President and CEO, who resigned on April 8, 2003.

Ms. Walton has served as Director on the Cryo-Cell Board since October 2000 and as Chairman since June 2002. She is currently CEO of Ralston Hill Consulting LLC, a business development and strategic technology consulting practice. Ms. Walton previously served for twenty-four years at AT&T where she was Vice President of Corporate Strategy and Business Development and held numerous executive positions in Business and Consumer Operations, Global Network Operations, Engineering, Marketing & Sales and Product Management. She also serves as a Director of Norstan, Inc. (NASDAQ: NRRD), a global leader in e-business, convergence and communications technology solutions and services. Ms. Walton has a B.A. from Smith College, and Masters degrees from Harvard University and Massachusetts Institute of Technology.

The Board also announced the appointment of Beth Houghton who will serve, on an interim basis, as Cryo-Cell's President and Chief Operating Officer. Ms. Houghton currently serves as Chairman of the Board of Directors for Signature Bank in St. Petersburg, Florida. In her prior role, Ms. Houghton was President of Houghton Capital Partners LLC. She previously served for twelve years at All Children's Health System, St. Petersburg, FL where she was Senior Vice President, Chief Financial Officer and General Counsel.

Ms. Houghton is actively involved in civic and community affairs throughout Tampa and St. Petersburg. Among many roles, she currently serves as Chairman of the Hospital Board for H. Lee Moffitt Cancer Center and Research Institute and as Capital Campaign Chair on the Board of Great Explorations Children's Museum. Ms. Houghton previously served on the Board of Directors of the National Association of Children's Hospitals and Related Institutions (NACHRI) and as a member of their Healthcare Financial Requirements of Children's Council. She earned a B.A. with honors from Newcomb College of Tulane University, an MBA with highest honors in Accounting and Finance from Tulane University Graduate School of Business and a JD with highest honors from Stetson College of Law. Ms. Houghton is licensed to practice both law and public accounting in Florida.

"I'm excited to work with this Board in implementing their vision over the next months to increase future shareholder value", said Ms. Houghton.

"Cryo-Cell is honored that Ms. Houghton has agreed to serve as President and Chief Operating Officer during this pivotal transition. She is widely recognized for her outstanding accomplishments and distinguished cross-functional executive leadership", said Ms. Walton. "Ms. Houghton's proven success in strategic healthcare planning, financial management and marketing will bring a renewed focus on achieving profitability and innovation."

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[CRYO-CELL LETTERHEAD]

Ms. Houghton's interim appointment, along with the recently announced accreditation of the Company by the American Association of Blood Banks (AABB), the restructure of the Board of Directors and the March 15, 2003 appointment of Ernst & Young, LLP as new independent auditors, are all major elements of Cryo-Cell's broad- based strategic transformation. The Company intends to move aggressively forward to rebuild shareholder value and investor confidence while achieving its vision as the high-quality market leader of umbilical cord blood stem cell preservation.

The Company further announced that it would be filing a Form 12b-25 extending for up to five calendar days the time period in which to file its Form 10-QSB for the period ended February 28, 2003. The Company is currently evaluating certain revenue recognition accounting policies and determining whether or not it will have to restate its financial statements for certain previous periods. The Company is working diligently with the auditors in connection with the issue to determine the impact. Additionally, in the event of such restatement, revenue previously reported by the Company would be deferred. The issue, which the Company may be seeking SEC guidance on, could further delay the filing of the Form 10-QSB. If ultimately determined to be necessary, the restatements would possibly reduce revenue and income up to $1.1 million in fiscal 2001 and up to $400,000 in fiscal 2002. In addition, there could be a potential additional cumulative liability of up to $5.1 million recorded. The resolution of this issue would not impact the Company's cash position. The Company indicated it would provide additional information as to the issue as soon as it becomes available.

The Company's revenue for the three months ended February 28, 2003 is currently expected to range between $1.5 million and $1.7 million, subject to resolution of certain revenue recognition accounting policies. The resolution of this issue would not impact the Company's cash for the period, but may result in the deferral of a portion of storage fee revenue and revenue related to revenue sharing agreements to subsequent periods. The consolidated net loss for the fiscal first quarter is expected to range between ($600,000) and ($1.1 million). The consolidated net income for the period ended February 28, 2002 was previously reported as $46,642 and may be revised to a net loss of approximately ($25,000) to the extent any amendments to the Company's previously filed reports are necessary. According to Mercedes Walton, "The Company is confident that its recent organizational changes coupled with aggressive expense reduction efforts will be positive steps in advancing our strategic transformation to achieve profitability and rebuild shareholder value."

About Cryo-Cell International, Inc.
-----------------------------------
Based in Clearwater, Florida, CRYO-CELL is the world's largest and fastest growing U-CordTM stem cell banking firm, offering high-quality cord blood preservation exclusively for the benefit of newborn babies and possibly other members of their family. CRYO-CELL is accredited by the American Association of Blood Banks (AABB).

CRYO-CELL is a publicly traded company. NASDAQ Symbol ... C C E L. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

Forward Looking Statement

         Statements wherein the terms "believes", "intends", "projects" or "expects" as used are intended to reflect "forward looking statements" of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements or paragraphs. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K filed by the Company.

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